Form 3 Joint Filer Information

Name:	KLM GP LLC
Address:	80 Broad Street, 22nd Floor New York, NY 10004
Date of Event Requiring Statement:	12/27/19

Name:	Kennedy Lewis Investment Management LLC
Address:	80 Broad Street, 22nd Floor New York, NY 10004
Date of Event Requiring Statement:	12/27/19

Name:	Darren Richman
Address:	80 Broad Street, 22nd Floor New York, NY 10004
Date of Event Requiring Statement:	12/27/19

Name:	David Chene
Address:	80 Broad Street, 22nd Floor New York, NY 10004
Date of Event Requiring Statement:	12/27/19